UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 2, 2008, Mr. William C. Denninger retired from his position as Senior Vice President, Finance and Chief Financial Officer of the Company and as a Director of the Company. Effective June 2, 2008, the Board of Directors appointed Mr. Francis C. Boyle, Jr. as the acting Chief Financial Officer while the search for Mr. Denninger’s replacement is conducted. In consideration of his role as acting Chief Financial Officer during the search, in addition to his annual base salary of $250,000, Mr. Boyle will receive for a period of at least seven months and up to a maximum of twelve months, $12,500 a month in additional salary. Mr. Boyle’s annual cash incentive for 2008 under the annual cash incentive plan will be prorated to reflect this salary increase.

Mr. Boyle is 58 years old. He has been with the Company since 1978 and has held a series of increasingly responsible roles in the finance department. He was promoted to his current position as Vice President, Controller in 1997.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2008	BARNES GROUP INC.
(Registrant)

	By:	/s/ Signe S. Gates
Signe S. Gates
Senior Vice President, General Counsel and Secretary